UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2017

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

LendingTree, Inc. (the “Company”) entered into the Second Amendment to Credit Agreement, dated as of May 23, 2017, among the Company, its subsidiary, LendingTree, LLC, the lenders that are a party thereto, and SunTrust Bank, as administrative agent (the “Second Amendment”). The Second Amendment amends the Credit Agreement, originally dated as of October 22, 2015, among the Company, LendingTree, LLC, the lenders that are a party thereto, and Sun Trust Bank, as administrative agent (the “Original Credit Agreement” as amended, modified, or supplemented, the “Credit Agreement”). A copy of the Original Credit Agreement is attached as Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 filed with the SEC on October 26, 2015. The Credit Agreement was previously amended by the First Amendment to Credit Agreement, dated as of February 25, 2016, a copy of which is attached as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 28, 2017.

Among other things, the Second Amendment provides that the warrant transactions and convertible hedge transactions referred to in the Press Release (as defined below) will constitute permitted restricted payments under the Credit Agreement. In addition, the Second Amendment provides that a real estate term loan we anticipate entering into (the “Specified Real Estate Finance Transaction”), will be permitted indebtedness for purposes of the Credit Agreement. The Specified Real Estate Finance Transaction is expected to consist of an aggregate principal amount of no more than (a) $20.0 million which shall be used to finance all or a portion of the purchase price of certain real estate purchased in December 2016 and located in Charlotte, North Carolina, and (b) $25.0 million which shall be used to finance post-acquisition improvements to such real estate, related equipment, and related hedging obligations. While the Company currently expects to enter into the Specified Real Estate Finance Transaction during the second or third calendar quarter of 2017, no assurances can be provided regarding the timing of the closing of, or the precise amount of indebtedness to be incurred in connection with, such Specified Real Estate Finance Transaction.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, other commercial dealings with the Company or its affiliates in the ordinary course of business, including in connection with the offering of the convertible senior notes referred to in the Press Release. They have received, or may in the future receive, customary fees and commissions for those transactions.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.     Other Events.

On May 23, 2017, the Company issued a press release (the “Press Release”) announcing its intention to offer, subject to market and other conditions, $200 million aggregate principal amount of its convertible senior notes due 2022 in a private placement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Second Amendment to Credit Agreement by and among LendingTree, LLC, LendingTree, Inc. and SunTrust Bank, dated May 23, 2017.
99.2	Press release, dated May 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2017

LENDINGTREE, INC.

	By:	/s/ Gabriel Dalporto
Gabriel Dalporto
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Amendment to Credit Agreement by and among LendingTree, LLC, LendingTree, Inc. and SunTrust Bank, dated May 23, 2017.
99.2	Press release, dated May 23, 2017.